UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.        )
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
FUNKO, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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FUNKO, INC.

NOTICE & PROXY
STATEMENT

Annual Meeting of Stockholders
June 4th, 2021
9:00 a.m. (Pacific Time)

FUNKO, INC.
2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201
April 20, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Funko, Inc. at 9:00 a.m. Pacific Time, on Friday, June 4th, 2021. In response to continued safety precautions related to the ongoing COVID-19 pandemic, we have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/FNKO2021. A transcript of the audio of the entire Annual Meeting will be available on Funko’s Investor Relations website after the meeting. For further information on how to participate in the meeting, please see “Questions and Answers about the 2021 Annual Meeting of Stockholders” in the accompanying proxy statement.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
Brian Mariotti
Chief Executive Officer

Notice of Annual Meeting of Stockholders
To Be Held Friday, June 4th, 2021

FUNKO, INC.
2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201
The Annual Meeting of Stockholders (the “Annual Meeting”) of Funko, Inc., a Delaware corporation (the “Company”), will be held virtually at www.virtualshareholdermeeting.com/FNKO2021 on Friday, June 4th, 2021, at 9:00 a.m. Pacific Time, for the following purposes:
    To elect Charles Denson, Adam Kriger and Brian Mariotti as Class I Directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
    To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on April 9, 2021, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 2802 Wetmore Avenue, Everett, Washington 98201 for a period of ten days prior to the Annual Meeting and will be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Note that, in light of possible disruptions in mail service related to the COVID-19 outbreak, we encourage stockholders to submit their proxy via telephone or online. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
Tracy D. Daw, Senior Vice President, General Counsel and Secretary
Everett, Washington
April 20, 2021

CERTAIN DEFINITIONS
As used in the accompanying proxy statement, unless otherwise indicated, references to:
•“we,” “us,” “our,” the “Company,” “Funko” and similar references refer: (1) following the consummation of the Transactions, to Funko, Inc., and unless otherwise stated, all of its direct and indirect subsidiaries, including FAH, LLC and (2) prior to the completion of the Transactions, to FAH, LLC and, unless otherwise stated, all of its subsidiaries.
•“ACON” refers to ACON Funko Investors, L.L.C., a Delaware limited liability company, and certain funds affiliated with ACON Funko Investors, L.L.C. (including any such fund or entity formed to hold shares of Class A common stock for the Former Equity Owners).
•“Continuing Equity Owners” refers collectively to ACON, Fundamental, the Former Profits Interests Holders, certain former warrant holders and certain current and former executive officers, employees and directors and each of their permitted transferees that owned common units in FAH, LLC after the Transactions and who may redeem at each of their options (subject in certain circumstances to time-based vesting requirements) their common units for, at our election, cash or newly-issued shares of Funko, Inc.'s Class A common stock.
•“FAH LLC” refers to Funko Acquisition Holdings, L.L.C.
•“FAH LLC Agreement” refers to FAH, LLC’s second amended and restated limited liability company agreement, as amended from time to time.
•“Former Equity Owners” refers to those Original Equity Owners affiliated with ACON who transferred their indirect ownership interests in common units of FAH, LLC for shares of Funko, Inc. Class A common stock (to be held by them either directly or indirectly) in connection with the consummation of the Transactions.
•“Former Profits Interests Holders” refers collectively to certain of our directors and certain current executive officers and employees, in each case, who, prior to the consummation of the Transactions, held existing vested and unvested profits interests in FAH, LLC pursuant to FAH, LLC’s prior equity incentive plan and received common units of FAH, LLC in exchange for their profits interests (subject to any common units received in exchange for unvested profits interests remaining subject to their existing time-based vesting requirements) in connection with the Transactions.
•“Fundamental” refers collectively to Fundamental Capital, LLC and Funko International, LLC.
•“Original Equity Owners” refers to the owners of ownership interests in FAH, LLC, collectively, prior to the Transactions, which include ACON, Fundamental, the Former Profits Interests Holders and certain current and former executive officers, employees and directors.
•"Tax Receivable Agreement" refers to a tax receivable agreement entered into between Funko, Inc., FAH, LLC and each of the Continuing Equity Owners as part of the Transactions.
•"Transactions" refers to certain organizational transactions that we effected in connection with our initial public offering in November 2017.

i

Proxy Statement
FUNKO, INC.
2802 WETMORE AVENUE, EVERETT, WASHINGTON 98201

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Funko, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/FNKO2021 on Friday, June 4, 2021 (the “Annual Meeting”) at 9:00 a.m. Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of outstanding shares of our capital stock, composed of Class A common stock and Class B common stock (collectively, “Common Stock”), at the close of business on April 9, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 9, 2021, there were 37,342,222 shares of Class A common stock and 12,540,296 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting, representing 74.9% and 25.1% combined voting power of our Common Stock, respectively.
This proxy statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) will be released on or about April 20, 2021 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, JUNE 4, 2021
This Proxy Statement and our 2020 Annual Report to Stockholders are available at
http://www.proxyvote.com/

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

➊	To elect Charles Denson, Adam Kriger and Brian Mariotti as Class I Directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

➋	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

➌	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

➊	FOR the election of Charles Denson, Adam Kriger and Brian Mariotti as Class I Directors; and

➋	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Funko’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Funko is making this proxy statement and its 2020 Annual Report available to its stockholders electronically via the Internet. On or about April 20, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2021 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The Record Date for the Annual Meeting is April 9, 2021. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 9, 2021, there were 37,342,222 shares of Class A common stock and 12,540,296 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 74.9% and 25.1% combined voting power of our Common Stock, respectively.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2021 ANNUAL MEETING OF STOCKHOLDERS?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we have decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting only if you are a Funko stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/FNKO2021. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Pacific Time on Friday, June 4th, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time and you should allow ample time for check-in procedures.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Note that, in light of possible disruptions in mail service related to the ongoing COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 3, 2021.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. To attend and participate in the Annual Meeting, stockholders of record will need the 16-digit control number included in your Internet Notice, Proxy Card or on the instructions that accompanied your proxy materials.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Funko prior to the Annual Meeting; or
•by voting electronically at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

WHO WILL COUNT THE VOTES?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld /Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as a vote against the ratification of the appointment of Ernst & Young LLP.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors.

WHY HOLD A VIRTUAL MEETING?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the ongoing COVID-19 pandemic, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/FNKO2021. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/FNKO2021.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2021 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•    irrelevant to the business of the Company or to the business of the Annual Meeting;
•    related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•    related to any pending, threatened or ongoing litigation;
•    related to personal grievances;
•    derogatory references to individuals or that are otherwise in bad taste;
•    substantially repetitious of questions already made by another stockholder;
•    in excess of the two question limit;
•    in furtherance of the stockholder’s personal or business interests; or
•    out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the 2021 Annual Meeting of Stockholders?”.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors
At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
We currently have eight (8) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the 2021 Annual Meeting of Stockholders and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders; Class II, whose term will expire at the 2022 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2023 Annual Meeting of Stockholders. The current Class I Directors are Charles Denson, Adam Kriger and Brian Mariotti; the current Class II Directors are Gino Dellomo and Michael Lunsford; and the current Class III Directors are Ken Brotman, Diane Irvine and Sarah Kirshbaum Levy.
In connection with the IPO of our Class A common stock in November 2017, we entered into a Stockholders Agreement with ACON, Fundamental, and Brian Mariotti, our Chief Executive Officer and Director (the “Stockholders Agreement”). Under the Stockholders Agreement, ACON has designated Messrs. Kriger, Brotman and Dellomo and Mr. Mariotti has been designated by virtue of his role as Chief Executive Officer, to be nominees for the applicable elections to our Board. As of October 1, 2018, Fundamental no longer has a director designation right under the Stockholders Agreement. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement acting in conjunction will significantly influence the election of directors at Funko. For more information, see “Corporate Governance—Stockholders Agreement”.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

CLASS I DIRECTOR NOMINEES (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)
The current members of the Board who are also nominees for election to the Board Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Charles Denson	64	2017	Director
Adam Kriger	54	2017	Director
Brian Mariotti	53	2017	Chief Executive Officer, Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Charles Denson	Age 64

Charles Denson has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since June 2016. Mr. Denson has served as the President and Chief Executive Officer of Anini Vista Advisors, an advisory and consulting firm, since March 2014. From February 1979 until January 2014, Mr. Denson held various positions at NIKE, Inc., where he was appointed to several management roles, including, in 2001, President of the NIKE Brand, a position he held until January 2014. Mr. Denson also serves on the board of directors of several privately held organizations. Mr. Denson received a B.A. in Business from Utah State University. We believe Mr. Denson’s extensive experience in brand building, brand management and organizational leadership in the public company context makes him well-qualified to serve on our Board of Directors.

Adam Kriger	Age 54

Adam Kriger has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since June 2016. Mr. Kriger is an Executive Partner at ACON Investments, which he joined in August 2017. Mr. Kriger has also served as Chief Executive Officer and a director of ACON S2 Acquisition Corp., a public special purpose acquisition company, since July 2020. Before that, Mr. Kriger served as the Senior Vice President of Global Strategy for McDonald’s Corporation from December 2001 until March 2015. He also previously served as the Senior Vice President of Global Strategy for Starwood Hotels & Resorts Worldwide from 1998 until 1999, and as the Vice President of Strategy and Development for The Walt Disney Company from 1988 until 1990, and then again from 1992 until 1998. Mr. Kriger serves on the boards of several non-profit organizations and private companies. Mr. Kriger received an M.B.A. from Harvard Business School and a B.A. in Quantitative Economics from Stanford University. We believe Mr. Kriger’s extensive strategic, risk management and organizational leadership experience in the public company context make him well-qualified to serve on our Board of Directors.

Brian Mariotti	Age 53

Brian Mariotti has served as Funko, Inc.’s Chief Executive Officer and as a member of Funko, Inc.’s Board of Directors since its formation in April 2017, as the Chief Executive Officer of FAH, LLC and as a member of FAH, LLC’s board of directors since October 2015, and as Chief Executive Officer of Funko Holdings LLC (“FHL”) and as a member of FHL’s board of directors since May 2013. Mr. Mariotti has also served as Chief Executive Officer of Funko, LLC since he acquired the business with a small group of investors in 2005. We believe Mr. Mariotti’s knowledge of the pop culture industry and many years of experience as our Chief Executive Officer make him well-qualified to serve as a member of our Board of Directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)
The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Gino Dellomo	42	2017	Director
Michael Lunsford	53	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Gino Dellomo	Age 42
Gino Dellomo has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since October 2015. Mr. Dellomo is a Director at ACON Investments, which he joined in October 2006. Since October 2006, he has also served on the board of directors of various ACON Investments portfolio companies. Between 2001 and 2006, Mr. Dellomo held various positions at various investment banks, including Deutsche Bank Securities, Inc., FBR Capital Markets & Co. and MCG Capital Corp. Mr. Dellomo received a B.S. in Finance from Georgetown University. We believe Mr. Dellomo’s private equity investment and company oversight experience and background with respect to acquisitions, debt financings and equity financings makes him well-qualified to serve as a member of our Board of Directors.

Michael Lunsford	Age 53
Michael Lunsford has served on the Board of Directors of Funko, Inc. since October 2018. Mr. Lunsford served as an Advisor and Vice President of McClatchy, Inc. from 2017 to September 2020. Mr. Lunsford previously served as the Chief Executive Officer of SK Planet, Inc. from 2013 until 2018 and as interim Chief Executive Officer of shopkick, Inc. in 2016. From 2008 to 2013, Mr. Lunsford held various management roles with RealNetworks, Inc., including interim Chief Executive Officer and Executive Vice President and General Manager of RealNetworks’ Core Business and Chief Executive Officer of Rhapsody. Mr. Lunsford also served on the board of directors of shopkick, Inc. from 2013 to 2018, and on the boards of directors of various portfolio companies owned by SK Planet, Inc. from 2013 to 2018. From 2014 to 2018, Mr. Lunsford served on the board of directors of the University of North Carolina Board of Visitors and IslandWood. Mr. Lunsford received an M.B.A. and a B.A. in Economics from The University of North Carolina. We believe Mr. Lunsford’s broad management, retail and e-commerce experience make him well-qualified to serve on our Board of Directors.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Funko
Ken Brotman	55	2017	Chairman of the Board
Diane Irvine	62	2017	Director
Sarah Kirshbaum Levy	50	2019	Director

Ken Brotman	Age 55
Ken Brotman has served on the Board of Directors of Funko, Inc. since its formation in April 2017, and on the board of directors of FAH, LLC since October 2015. Mr. Brotman is a Founder and Managing Partner at ACON Investments, which he co-founded in 1996. Before that, Mr. Brotman was a partner at Veritas Capital, Inc. from 1993 until 1996, and, between 1987 and 1993, held positions at various private equity firms including Bain Capital and Wasserstein Perella Management Partners. Mr. Brotman has served on the board of directors of various ACON Investments portfolio companies since 1997 including several in the retail and consumer products sectors. Mr. Brotman received an M.B.A. from Harvard Business School and a B.S. in Economics from The Wharton School of the University of Pennsylvania. We believe Mr. Brotman’s extensive private equity investment and company strategy and oversight experience and background with respect to acquisitions, debt financings and equity financings makes him well-qualified to serve as a member and as the chairman of our Board of Directors.

Diane Irvine	Age 62
Diane Irvine has served on the Board of Directors of Funko, Inc. and FAH, LLC since August 2017. Ms. Irvine previously served as Chief Executive Officer of Blue Nile, Inc., an online retailer of diamonds and fine jewelry, from February 2008 until November 2011, as President from February 2007 until November 2011, and as Chief Financial Officer from December 1999 until September 2007. From February 1994 until May 1999, Ms. Irvine served as Vice President and Chief Financial Officer of Plum Creek Timber Company, Inc., and from September 1981 until February 1994, she worked at accounting firm Coopers & Lybrand LLP in various capacities, most recently as partner. Ms. Irvine currently serves on the boards of directors of Casper Sleep Inc. (on whose board she has served since August 2019), Farfetch Limited (on whose board she has served since August 2020), Yelp Inc. (on whose board she has served since November 2011), and D.A. Davidson Companies (on whose board she has served since January 2018). She previously served on the boards of directors of XO Group Inc. from November 2014 to December 21, 2018, Rightside Group Ltd. from August 2014 until July 2017, CafePress, Inc. from July 2012 until May 2015, and Blue Nile, Inc. from May 2001 until November 2011. Ms. Irvine received an M.S. in Taxation and a Doctor of Humane Letters from Golden Gate University, and a B.S. in Accounting from Illinois State University. We believe Ms. Irvine’s extensive public company management experience and financial expertise make her well-qualified to serve on our Board of Directors.

Sarah Kirshbaum Levy	Age 50
Sarah Kirshbaum Levy has served on the Board of Directors of Funko, Inc. since September 2019. Ms. Levy has served as the Chief Executive Officer and a director of Betterment, LLC, a financial advisory company, since December 2020. Ms. Levy previously served as the Chief Operating Officer of Viacom Media Networks, a division of the entertainment and media company, ViacomCBS, from 2016 through January 2020, where she was responsible for overseeing global strategy, finance and operations for the division. Prior to her appointment at Viacom Media Networks, Ms. Levy was Chief Operating Officer at Nickelodeon from 2005 to 2016. She also currently sits on the board of ACON S2 Acquisition Corp., a public special purpose acquisition company, where she serves on the Audit and Compensation Committees, and the Lucius Littauer Foundation, which makes grants in the areas of education, social welfare, health care, and Jewish studies. Ms. Levy received an M.B.A. and B.A. in Economics from Harvard University. We believe Ms. Levy’s extensive experience in entertainment and media, in particular her familiarity with consumer products licensing, make her well-qualified to serve on our Board of Directors.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2022. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Funko.

VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present virtually or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed Funko’s audited financial statements for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and Funko’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Funko’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission.
Funko’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Funko, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Funko.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Funko’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Diane Irvine (Chair)
Michael Lunsford
Sarah Kirshbaum Levy

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2020	Fiscal 2019
Audit Fees	$1,158,318	$2,153,132
Audit-Related Fees	—	—
Tax Fees	218,985	178,558
All Other Fees	970	7,440

Total Fees	$1,378,273	$2,339,130

AUDIT FEES
Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements. In 2019, these fees included $326,502 of fees for services in connection with a secondary offering of our Class A common stock and $606,225 of fees for services related to our issuance of revised financial statements in connection with our internal investigation of the underpayment of certain duties owed to U.S. Customs and Border Protection.

AUDIT-RELATED FEES
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

TAX FEES
Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

ALL OTHER FEES
Other fees included annual fees related to a research subscription tool in 2020 and 2019.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval by the Audit Committee, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels or budgeted amounts also require specific pre-approval. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific preapproval from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services to the Company provided by Ernst & Young LLP in each of 2020 and 2019 were approved in accordance with the Pre-Approval Policy.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age
Brian Mariotti (1)	53	Chief Executive Officer and Director
Jennifer Fall Jung (2)	50	Chief Financial Officer
Andrew Perlmutter (3)	43	President
Tracy Daw (4)	55	Senior Vice President, General Counsel and Secretary
(1) See page 9 of this proxy statement for Brian Mariotti’s biography.
(2) Jennifer Fall Jung has served as Funko, Inc.’s Chief Financial Officer since August 2019. Ms. Fall Jung previously served as Senior Vice President, Corporate Finance and Investor Relations of Gap, Inc. (“Gap”), a global clothing and accessories retailer, from January 2017 to March 2018. Prior to January 2017, Ms. Fall Jung served in various other roles at Gap, including Senior Vice President and Chief Financial Officer of Old Navy Global and Head of International from November 2012 to January 2017, Chief Financial Officer and Senior Vice President of Gap North America from February 2011 to November 2012, and Chief Financial Officer and Vice President of Strategy and Real Estate for Gap, Inc. Outlet from April 2007 to February 2011. Ms. Fall Jung received her B.B.A. in Finance and her M.B.A., with an emphasis in International Business from San Diego State University.
(3) Andrew Perlmutter has served as the President of Funko, Inc. and FAH, LLC since October 2017. Mr. Perlmutter was the Senior Vice President of Sales of FAH, LLC from June 2013 until October 2017. Prior to joining FAH, LLC, he was a co-founder of Bottle Rocket Collective, a board and travel games company, where he oversaw product manufacturing and sales from December 2012 until December 2013. Prior to his time at Bottle Rocket Collective, he was a National Account Manager at The Wilko Group from August 2001 until December 2012, where he managed sales to a variety of major mass-market, specialty and online retailers. Mr. Perlmutter received a B.A. in Interpersonal Communications from Southern Illinois University.
(4) Tracy Daw has served as Funko, Inc.’s Senior Vice President, General Counsel and Secretary since its formation in April 2017, and as the Senior Vice President and General Counsel of FAH, LLC since July 2016. Mr. Daw served as the General Counsel of INRIX, Inc., a technology and data services company, from April 2012 until July 2016, where he was responsible for global legal affairs, with emphasis on corporate and intellectual property matters. He also previously served in various roles at RealNetworks, Inc. from February 2000 until April 2012, including as Senior Vice President, Chief Legal Officer and Corporate Secretary, where he managed the company’s global legal affairs and corporate development efforts. From 1990 to 2000, Mr. Daw was a member of the law firm of Sidley Austin LLP, where he was a partner. Mr. Daw received a J.D. from the University of Michigan Law School and a B.S. in Industrial and Labor Relations from Cornell University.

Corporate Governance
GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Funko. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at www.funko.com, or by writing to our Secretary at our offices at 2802 Wetmore Avenue, Everett, Washington 98201.

BOARD COMPOSITION
Our Board currently consists of eight (8) members: Ken Brotman, Gino Dellomo, Charles Denson, Diane Irvine, Adam Kriger, Sarah Kirshbaum Levy, Michael Lunsford, and Brian Mariotti. Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose.

STOCKHOLDERS AGREEMENT
In connection with our IPO in November 2017, we entered into the Stockholders Agreement with ACON, Fundamental and Brian Mariotti, our Chief Executive Officer and Director.
Pursuant to the Stockholders Agreement, ACON is entitled to designate up to three directors, apportioned among the classes, for as long as ACON beneficially owns, in the aggregate, 35% or more of our Class A common stock; two directors for so long as ACON beneficially owns, in the aggregate, less than 35% but 25% or more of our Class A common stock; and one director for so long as ACON beneficially owns, in the aggregate, less than 25% but at least 15% of our Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) (the “ACON director nominees”). As of October 1, 2018, Fundamental no longer has a director designation right under the Stockholders Agreement.
In addition, ACON, Fundamental and Brian Mariotti have agreed to vote all of their outstanding shares of our Common Stock so as to cause the election of the ACON director nominees and Mr. Mariotti, for as long as he is our CEO.

DIRECTOR INDEPENDENCE
Our Board of Directors has affirmatively determined that Ken Brotman, Gino Dellomo, Charles Denson, Diane Irvine, Adam Kriger, Sarah Kirshbaum Levy and Michael Lunsford are each an “independent director,” as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). In evaluating and determining the independence of the directors, the Board considered that Funko may have certain relationships with its directors. Specifically, the Board of Directors considered that Mr. Brotman, Mr. Dellomo and Mr. Kriger are employees of ACON Investments, affiliates of which own approximately 39.7% of our combined voting power as of April 9, 2021. However, the Board determined that this relationship does not impair the independence of Mr. Brotman, Mr. Dellomo and Mr. Kriger under the Nasdaq Rules.

DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Stockholders Agreement.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. In addition, the board will consider whether there are potential conflicts of interest with a candidate’s other personal and professional pursuits. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Board is committed to diversified membership and will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. It is also the policy of the Board to include, and to instruct any search firms to include, diverse candidates in the pool of potential director candidates to be considered by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assesses the effectiveness of this policy as part of its periodic self-evaluation.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Funko, Inc., 2802 Wetmore Avenue, Everett, Washington 98201. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS
Stockholders who wish to send communications on any topic to the Board or, if applicable, specified individual directors should address such communications to the Board of Directors or such individual director in writing: c/o Secretary, 2802 Wetmore Avenue, Everett, Washington 98201. The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are separated, with Mr. Brotman serving as Chairman of the Board and Mr. Mariotti serving as Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it allows Mr. Mariotti to focus on the day-to-day operation of our business and allows Mr. Brotman to focus on Board-related matters. However, our Board will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be combined or separated at any given time as part of our succession planning process.
Our Corporate Governance Guidelines provide that, if our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director, whose responsibilities would include presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board, as appropriate. We currently do not have a lead director as our Chairman qualifies as an independent director.
Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management policies and strategy, the most significant risks facing us, including cybersecurity, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight role, including business continuity and other risks relating to the COVID-19 pandemic, and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website at www.funko.com in the “Governance” section of the “Investor Relations” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or Nasdaq rules will be disclosed on our website.

ANTI-HEDGING POLICY
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

EXECUTIVE SESSIONS
The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by a director selected on a meeting-by-meeting basis by a majority of the independent directors present.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were sixteen meetings of the Board during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at www.funko.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our 2020 Annual Meeting of Stockholders.

Committees of the Board
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Ken Brotman		X	Chair
Charles Denson		Chair	X
Diane Irvine	Chair	X
Michael Lunsford	X
Adam Kriger			X
Sarah Kirshbaum Levy	X		X

AUDIT COMMITTEE
Our Audit Committee’s responsibilities include, but are not limited to:
•appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters, and for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
The Audit Committee charter is available on our website at www.funko.com. The members of the Audit Committee are Diane Irvine, Michael Lunsford and Sarah Kirshbaum Levy, with Ms. Irvine serving as Chair. Our Board has affirmatively determined that each of Ms. Irvine, Mr. Lunsford and Ms. Levy meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq Rules. In addition, our Board has determined that Ms. Irvine qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met six times during the fiscal year ended December 31, 2020.

COMPENSATION COMMITTEE
The Compensation Committee is responsible for, among other matters:
•reviewing and approving, or recommending that the board of directors approve, the compensation of our Chief Executive Officer and other executive officers;
•reviewing and making recommendations to the board of directors regarding director compensation; and
•reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.funko.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2020, the Compensation Committee engaged Semler Brossy Consulting Group (“Semler Brossy”), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executives and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Semler Brossy comparing our compensation to that of a group of peer companies within our industry and met with Semler Brossy to discuss our executive and non-employee director compensation and to receive input and advice. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s Amended and Restated Bylaws and applicable Nasdaq Rules. See “Executive Compensation—Narrative to Summary Compensation Table” and “Director Compensation” below for more information on our processes and procedures for determining executive and director compensation.
The members of our Compensation Committee are Ken Brotman, Charles Denson, and Diane Irvine, with Mr. Denson serving as Chair. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
The Compensation Committee met six times during the fiscal year ended December 31, 2020.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is responsible for, among other matters:
•identifying individuals qualified to become members of our board of directors, consistent with criteria set forth in our corporate governance guidelines and in accordance with the terms of the Stockholders Agreement;
•annually reviewing the committee structure of the board of directors and recommending to the board of the directors the directors to serve as members of each committee; and
•reviewing and recommending to our board of directors changes to our Corporate Governance Guidelines.
The Nominating and Corporate Governance Committee charter is available on our website at www.funko.com. Our Nominating and Corporate Governance Committee consists of Ken Brotman, Charles Denson, Adam Kriger, and Sarah Kirshbaum Levy with Mr. Brotman serving as Chair. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2020.

Executive Compensation
This section discusses the material components of the executive compensation program for our executive officers who are named in the “—Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:
•Brian Mariotti, Chief Executive Officer;
•Andrew Perlmutter, President; and
•Jennifer Fall Jung, Chief Financial Officer.
This discussion describes our historical executive compensation program for our named executive officers as of the end of 2020.

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation(6) ($)	Total ($)
Brian Mariotti	2018	1,000,000	11,679,258	2,104,668	1,590,000	(3)	21,688	16,395,614

Chief Executive Officer	2019	1,000,000	357,938	1,341,827	1,313,250	(4)	12,442	4,025,457

	2020	957,692	290,019	204,038	1,163,400	(5)	12,096	2,627,245

Andrew Perlmutter	2018	500,000	8,474,295	1,052,367	795,000	(3)	22,659	10,844,321

President	2019	538,462	232,713	879,165	707,135	(4)	19,240	2,376,715

	2020	526,731	159,510	112,290	639,870	(5)	12,081	1,450,482

Jennifer Fall Jung	2019	153,654	212,486	790,622	67,262	(4)	24,131	1,248,155

Chief Financial Officer	2020	407,019	548,257	86,699	164,815	(5)	57,839	1,264,629

(1) Amounts reflect the full grant-date value of the restricted stock units granted during 2018, 2019 and 2020, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of the restricted stock units made to our named executive officers, see Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(2) Amounts reflect the grant-date Black-Scholes value of the stock options granted during 2020, 2019, and 2018, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all option awards made to our named executive officers, see Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(3) Amount reflects non-equity incentive plan compensation that was earned in 2018 and paid in 2019.
(4) Amount reflects non-equity incentive plan compensation that was earned in 2019 and paid in 2020.
(5) Amount reflects non-equity incentive plan compensation that was earned in 2020 and paid in 2021.
(6) For each of our named executive officers, the 2020 amount includes matching contributions under our 401(k) plan ($11,400 for Mr. Mariotti, $3,885 for Mr. Perlmutter and $11,400 for Ms. Jung), group term life insurance premiums ($696 for Mr. Mariotti, $696 for Mr. Perlmutter and $696 for Ms. Jung) and holiday gift rewards for Mr. Perlmutter ($7,500) and Ms. Fall Jung ($7,643). For Ms. Jung, the amount also includes relocation reimbursements ($38,100).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information regarding outstanding equity awards held each of our named executive officers for the year ended December 31, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Award		Restricted Stock Units
							Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Brian Mariotti	6/27/2018	196,918		118,152	(1)	—	11.71	6/27/2028	17,330	(4)	179,885
	7/30/2018	—		—		—	—	—	666,670	(6)	6,920,035
	4/17/2019	71,020		99,430	(1)	—	19.09	4/17/2029	14,063	(4)	145,974
	4/29/2020	—		117,200	(2)	—	4.01	4/29/2030	72,324	(5)	750,723
Andrew Perlmutter	10/30/2015	161,529	(3)	—		—	0.05	5/31/2023	—		—
	11/1/2017	123,000		—	(1)	—	12.00	11/1/2027	—		—
	6/27/2018	98,462		59,078	(1)	—	11.71	6/27/2028	64,915	(4)	673,818
	7/30/2018	—		—		—	—	—	333,330	(6)	3,459,965
	3/4/2019	46,593		59,907	(1)	—	19.89	3/4/2029	8,775	(4)	91,085
	4/29/2020	—		64,500	(2)	—	4.01	4/29/2030	39,778	(5)	412,896
Jennifer Fall Jung	8/13/2019	27,056		54,112	(1)	—	23.80	8/13/2029	6,696	(4)	69,504
	4/29/2020	—		49,800	(2)	—	4.01	4/29/2030	30,738	(5)	319,060
	9/16/2020	—		—		—	—	—	71,189		738,942
(1) Amount reflects options to purchase Class A common stock in the Company granted pursuant to the 2017 Plan. 25% of the award vests on the first anniversary of grant and the remaining 75% of the award shall vest ratably on the next 36 equal and cumulative installments on each monthly anniversary thereafter, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(2) Amount reflects options to purchase Class A common stock in the Company granted pursuant to the 2019 Plan. 25% of the award vests on the first anniversary of grant and the remaining 75% of the award shall vest ratably on the next 36 equal and cumulative installments on each monthly anniversary thereafter, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(3) Amount reflects options to purchase Common Units pursuant to the 2015 Option Plan.
(4) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2017 Plan. The restricted stock units vest in four equal installments on each of the first through fourth anniversaries of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(5) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2019 Plan. The restricted stock units vest in four equal installments on each of the first through fourth anniversaries of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.
(6) Amount represents restricted stock units giving a contingent right to receive shares of Class A Common Stock pursuant to the 2017 Plan. The restricted stock units vest in one installment on the fifth anniversary of the date of grant, subject to the executive officer’s continued employment with the Company through each applicable vesting date.

NARRATIVE TO SUMMARY COMPENSATION TABLE
Base Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
In response to the COVID-19 pandemic, we imposed a reduction on the base salaries for certain of our employees, including our named executive officers. Effective April 8, 2020, the base salaries of our named executive officers were reduced by 20% through June 30, 2020, after which base salaries were fully restored to pre-reduction rates.
The below table reflects each named executive officer’s base salary as of the end of December 31, 2020:

Name	Salary ($)

Brian Mariotti	1,000,000

Andrew Perlmutter	550,000

Jennifer Fall Jung	425,000
Annual Bonuses
In addition to base salaries, our executive officers are eligible to receive annual performance-based cash bonuses. In connection with our initial public offering, we adopted the Funko, Inc. Executive Annual Incentive Plan, or the Executive Incentive Plan. The Executive Incentive Plan is an incentive bonus plan under which certain key executives, including our named executive officers, may be eligible to receive bonus payments generally based upon the attainment of pre-established performance goals. Notwithstanding the foregoing, we may pay bonuses to participants under the Executive Incentive Plan based upon such other terms and conditions as the administrator may in its discretion determine. In 2020, the board determined to pay each of Mr. Mariotti, Mr. Perlmutter, and Ms. Fall Jung a bonus under the Executive Incentive Plan.
The terms of the Executive Incentive Plan for 2020 were originally set by the compensation committee prior to the onset of the COVID-19 pandemic and its impact on the global economy. As a result, the compensation committee determined to amend the Executive Incentive Plan including, among other things, the applicable performance targets and payout levels, to reflect the effects of the COVID-19 pandemic on the Company’s business.
The actual annual cash bonuses awarded to the named executive officers for 2020 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation
Common Units.   Prior to our initial public offering, certain of our employees were granted profits interests in FAH, LLC pursuant to the Amended FAH LLC Agreement. Upon our initial public offering, these profit interest grants were converted into Common Units in FAH, LLC, but remained subject to vesting. The common units generally vest annually over four years from the first anniversary of the applicable vesting date (December 21, 2015 for Mr. Mariotti and Mr. Perlmutter), subject to the individual’s continued employment with us. Notwithstanding the foregoing, the Common Units accelerate and vest in full in the event (1) that ACON receives a multiple on invested capital (calculated on a cash-in, cash-out basis) over the term of its investment in FAH, LLC equal to or in excess of two times or (2) a “change in control” occurs (as such term is defined in the applicable common unit grant agreement).
For additional information about all outstanding Common Units held by our named executive officers, please see the “Outstanding Equity Awards at Fiscal Year End” table above.

Options and Restricted Stock Units.   We sponsor the FAH, LLC 2015 Option Plan, or the 2015 Option Plan, pursuant to which certain of our employees, including Mr. Perlmutter, have been granted options to purchase Common Units in FAH, LLC. 555,867 Common Units are reserved for issuance under the 2015 Option Plan. As of December 31, 2020, options to purchase 228,141 Common Units were outstanding, with a weighted average exercise price of $0.05.
In connection with our initial public offering we adopted the 2017 Incentive Award Plan, or the 2017 Plan, pursuant to which we may grant cash and equity-based incentive awards, including stock options and restricted stock units, to eligible service providers in order to attract, motivate and retain the talent for which we compete. An aggregate of 5,518,518 shares of our Class A common stock were initially reserved for issuance under awards granted pursuant to the 2017 Plan, which shares may be authorized but unissued shares, or shares purchased in the open market. In addition, in 2019 we adopted the 2019 Incentive Award Plan, or the 2019 Plan. The 2019 Plan supplements our 2015 Option Plan and 2017 Plan by providing us with an additional tool to grant cash and equity-based incentive awards, including stock options and restricted stock units, to eligible service providers in order to attract, motivate and retain the talent for which we compete. An initial pool of 3,000,000 shares of Common Stock was authorized for issuance under our 2019 Plan, which initial pool is subject to increase on the first day of each year 2020-2029 pursuant to the terms of the 2019 Plan.
As of December 31, 2020, options to purchase 2,904,979 shares of Common Stock, with a weighted average exercise price of $13.05 were outstanding, and restricted stock units with respect to 1,868,427 shares of Common Stock were outstanding.
For additional information about all outstanding options held by our named executive officers, please see the “Outstanding Equity Awards at Fiscal Year End” table above.
Other Elements of Compensation
Retirement Plans.    We currently maintain the Funko 401(k) Plan, a defined contribution retirement and savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. Currently, we match contributions made by participants in the 401(k) Plan up to 4% of the employee earnings, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Health/Welfare Plans.    All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•life insurance.
Perquisites.    We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups.    We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Stock Ownership Guidelines
Effective January 1, 2021, we adopted stock ownership guidelines that are applicable to our executive officers, including our named executive officers, and to our non-employee directors. Our executive officers and non-employee directors are expected to satisfy the applicable guidelines set forth below within five years of the later of (i) January 1, 2026 and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of common stock for so long as they are an executive officer or non-employee director, as applicable.

Position	Salary/Fee Multiple Threshold ($)
Chief Executive Officer	5X annual base salary
President	3X annual base salary
Other Executive Officers	1X annual base salary
Non-Employee Director	5X annual retainer fee

Clawback Policy
Effective January 1, 2021, we also adopted a “clawback” policy covering our executives with respect to certain incentive-based cash and equity compensation in connection with any of: (i) a financial restatement due to the Company’s material non-compliance with financial reporting requirements; (ii) a covered employee engages in conduct constituting “cause” under the employee’s employment agreement or any applicable Company arrangement; (iii) a covered employee engages in conduct violating any applicable Company policies; or (iv) a covered employee breaches any applicable restrictive covenant obligations. If any of the payments would have been lower if determined using the restated results in the event of a financial restatement, the Board will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers up to the excess value or benefit of the prior payments made to those executive officers; provided that the Board may seek to recoup any incentive-based compensation in the event of employee misconduct covered by the preceding clauses (ii) – (iv).

Executive Compensation Arrangements
Brian Mariotti
Mr. Mariotti serves as our Chief Executive Officer pursuant to an employment agreement, dated as of October 30, 2015, or the Mariotti Employment Agreement. Pursuant to the Mariotti Employment Agreement, Mr. Mariotti receives an annual base salary (currently $1,000,000) and is eligible to participate in standard benefit plans. Mr. Mariotti is also eligible to receive an annual bonus payment with the amount of such annual bonus to be set by the board of directors each year. For 2018, 2019 and 2020, Mr. Mariotti received an annual bonus as per the Executive Incentive Plan that reflected his performance and achievements for each respective year calculated based on 150%, 130% and 120%, respectively of his base salary.
If Mr. Mariotti is terminated by us without “Cause” or by Mr. Mariotti for “Good Reason”, then in addition to any accrued amounts and subject to Mr. Mariotti timely delivering an effective release of claims in our favor, Mr. Mariotti is entitled to receive (1) payment of COBRA premiums, if Mr. Mariotti timely elects and maintains COBRA coverage, to the same extent premiums for the same coverage would be paid by us had Mr. Mariotti remained employed, for a period of 12 months after the date of termination, (2) a pro-rata portion of his annual bonus payment for the fiscal year in which termination occurs, assuming achievement of any applicable performance objectives, paid in a lump sum within 60 days of Mr. Mariotti’s termination, and (3) 12 months of his base salary, paid in installments over 12 months in accordance with standard payroll practices.

Andrew Perlmutter
In 2019, we were party to an employment agreement with Mr. Perlmutter pursuant to which he serves as our President. The employment agreement provides for an initial term of three years from our initial public offering, subject to two automatic one-year extensions provided that neither party provides prior written notice of non-extension of the then-current term.
Pursuant to his employment agreement, Mr. Perlmutter is entitled to an annual base salary (currently $550,000). Additionally, Mr. Perlmutter is eligible to receive an annual performance-based cash bonus upon the attainment of individual and company performance goals established by our board of directors or the compensation committee. The maximum amount of Mr. Perlmutter’s annual performance-based cash bonus is 200% of his base salary.
Pursuant to Mr. Perlmutter’s original employment agreement, he was eligible for an additional annual cash bonus subject to our performance. The target amount of such additional cash bonus was $1,000,000 and the maximum amount of such additional cash bonus was $1,250,000. He did not receive this bonus in 2018 and in April 2019, Mr. Perlmutter’s employment agreement was amended to remove his right to receive such bonus.
Mr. Perlmutter’s employment agreement provides for severance upon a termination by us without cause or by Mr. Perlmutter for good reason, in each case, subject to the execution and non-revocation of a waiver and release of claims by Mr. Perlmutter.
Upon a termination of employment by us without cause or by Mr. Perlmutter for good reason, Mr. Perlmutter is entitled to severance consisting of either (a) continuation of base salary for up to 12 months, payable in 12 equal monthly installments and reimbursement of up to 12 months for the employer portion of premium payments for any COBRA coverage Mr. Perlmutter elects, if (1) Mr. Perlmutter has been an employee of the company or its affiliates for at least two years prior to the date of termination or (2) if Mr. Perlmutter is terminated on or within 12 months of a change in control or (b) continuation of base salary for up to six months, payable in six equal monthly installments and reimbursement of up to six months for the employer portion of premium payments for any COBRA coverage Mr. Perlmutter elects, if Mr. Perlmutter has been an employee of the company or its affiliates for less than two years prior to the date of termination and such termination is not on or within 12 months of a change in control.
Pursuant to his employment agreement, Mr. Perlmutter is subject to certain non-competition and non-solicitation restrictions for a 12-month period after termination of employment. During the restricted period, Mr. Perlmutter may not be engaged in activities or businesses that compete, directly or indirectly, with us including businesses that manufacture, market, license, distribute or sell licensed pop culture products. Mr. Perlmutter’s employment agreement also contains a perpetual mutual non-disparagement covenant.
Pursuant to Mr. Perlmutter’s employment agreement, in the event any payment to Mr. Perlmutter would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the payment will be reduced to such extent that no portion of the payment would be subject to the potential excise tax imposed by Section 4999 of the Code.
Jennifer Fall Jung
Effective July 22, 2019, we entered into an employment agreement with Ms. Fall Jung, pursuant to which she serves as our Chief Financial Officer. The employment agreement provides for an initial term of employment of three years, subject to two automatic one-year extensions provided that neither party provides prior written notice of non-extension of the then-current term.
Pursuant to her employment agreement, Ms. Fall Jung is entitled to an annual base salary of $425,000 and is eligible to participate in standard benefit plans. Additionally, Ms. Fall Jung is eligible to receive an annual performance-based cash bonus upon the attainment of pre-established individual and company performance goals, with a target bonus opportunity equal to 50% of her base salary (which shall be prorated for any partial bonus years during the term of her employment). The employment agreement also provides for an initial equity grant consisting of restricted stock units and stock options with an aggregate value to be targeted at 200% of Ms. Fall Jung’s base salary. Ms. Fall Jung received such grant on August 13, 2019.
Furthermore, the employment agreement requires that Ms. Fall Jung relocate to within fifty miles of our offices in Everett, Washington by no later than October 15, 2020; provided, that, unless otherwise permitted, Ms. Fall Jung will still be expected to work from our Everett, Washington offices no less than three weeks per month prior to such relocation. In connection with such relocation process, Ms. Fall Jung shall be entitled to receive a monthly housing allowance of $3,000 during the one-year period ending July 22, 2020, reimbursement of the costs of forty-five two-way flights for her travel to Washington in an amount of up to $300 each and reimbursement of her moving expenses in an amount up to $20,000.
The employment agreement provides for severance upon a termination by us without cause or by Ms. Fall Jung for good reason, in each case, subject to the execution and non-revocation of a waiver and release of claims by Ms. Fall Jung.
Upon a termination of employment by us without cause or by Ms. Fall Jung for good reason, then subject to her execution of a release of claims, Ms. Fall Jung is entitled to severance consisting of either (a) continuation of base salary for up to 12 months, payable in 12 equal monthly installments and reimbursement of up to 12 months for the employer portion of premium payments for any COBRA coverage Ms. Fall Jung elects, if (1) Ms. Fall Jung has been an employee of the company or its affiliates for at least two years prior to the date of termination or (2) if Ms. Fall Jung is terminated on or within 12 months of a change in control or (b) continuation of base salary for up to six months, payable in six equal monthly installments and reimbursement of up to six months for the employer portion of premium payments for any COBRA coverage Ms. Fall Jung elects, if Ms. Fall Jung has been an employee of the company or its affiliates for at least six months but less than two years following the effective date of her employment agreement and such termination is not on or within 12 months of a change in control.
Pursuant to her employment agreement, Ms. Fall Jung is subject to a 12-month post-termination non-competition covenant and a 24-month post-termination non-solicitation covenant, as well as perpetual confidentiality and mutual non-disparagement covenants.
The employment agreement also provides that in the event any payment to Ms. Fall Jung would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the payment will be reduced to such extent that no portion of the payment would be subject to the potential excise tax imposed by Section 4999 of the Code.

Director Compensation
During 2020, certain of our directors received cash compensation for their services as directors and option awards and restricted stock units pursuant to our 2017 Plan. The following table sets forth certain information with respect to cash compensation paid to our directors for 2020 service and equity awards granted to our directors in 2020.

Name (1)	Fees Earned or Paid in Cash ($) (3)	Option Awards (2) ($)	Restricted Stock Units (2) ($)	Total ($)
Ken Brotman	85,500	14,698	20,973	121,171

Gino Dellomo	47,500	14,698	20,973	83,171

Charles Denson (3)	83,500	14,698	20,973	119,171

Diane Irvine (3)	87,063	14,698	20,973	122,734

Adam Kriger	47,500	14,698	20,973	83,171

Michael Lunsford (3)	74,250	14,698	20,973	109,921

Sarah Kirshbaum Levy (3)	69,250	14,698	20,973	104,921

(1) Mr. Mariotti has been excluded from this table because his compensation is fully reflected in the Summary Compensation Table for executive officers.
(2) Amounts reflect the grant-date Black-Scholes value of the stock options granted during 2020, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all option awards made to our named executive officers, see Note 18 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(3) Directors Denson, Irvine, and Levy were each paid $21,750 and Lunsford was paid $26,750 in connection with service on a special committee of the Board.
In response to the COVID-19 pandemic, we imposed a reduction on the cash retainer fees payable to our directors by 20% from April 1, 2020 through July 1, 2020, after which cash retainer fees were fully restored to pre-reduction rates.
The table below shows the aggregate numbers of vested options to purchase Class A Stock, unvested options to purchase Class A Stock and unvested Restricted Stock Units held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.

Name (1)	Vested Options Outstanding at Fiscal Year End	Unvested Options Outstanding at Fiscal Year End (2)	Unvested Restricted Stock Units Outstanding at Fiscal Year End (3)
Ken Brotman	3,927	5,900	3,616

Gino Dellomo	3,927	5,900	3,616

Charles Denson	36,427	5,900	3,616

Diane Irvine	66,927	5,900	3,616

Adam Kriger	3,927	5,900	3,616

Michael Lunsford	9,025	5,900	3,616

Sarah Kirshbaum Levy	3,916	5,900	3,616

(1) Mr. Mariotti has been excluded from this table because his incentive equity is fully reflected in the Outstanding Equity Awards at Fiscal Year End table for executive officers.
(2) 100% of options vest and become exercisable on May 27, 2021, subject to continued service through the vesting date.
(3) 100% of restricted stock units vest and become exercisable on May 27, 2021, subject to continued service through the vesting date.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for:
•each person known by us to beneficially own more than 5% of our Class A common stock or our Class B common stock;
•each of our directors (which includes all nominees);
•each of our named executive officers; and
•all of our executive officers and directors as a group.
As described in “Certain Relationships and Related Person Transactions,” each common unit of FAH, LLC (other than common units held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units.
The Continuing Equity Owners may exercise such redemption right for as long as their common units of FAH, LLC remain outstanding. In connection with our IPO, we issued to each Continuing Equity Owner, for nominal consideration, one share of Class B common stock for each common unit of FAH, LLC it owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of common units of FAH, LLC each such Continuing Equity Owner owns.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 37,342,222 shares of Class A common stock and 12,540,296 shares of Class B common stock outstanding as of April 9, 2021. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, including the redemption right described above with respect to each common unit of FAH, LLC, held by such person that are currently exercisable or will become exercisable within 60 days of April 9, 2021, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 2802 Wetmore Avenue, Everett, Washington 98201. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock Beneficially Owned (1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power (2)

Name of beneficial owner (3)	Number	Percentage	Number	Percentage	Percentage
5% Stockholders
ACON(4)	19,821,502	42.9%	8,882,120	70.8%	39.7%
Fifth Street Station(5)	2,787,824	7.5%	—	*	5.6%
Woodson Capital Master Fund, LP(6)	2,450,000	6.6%	—	*	4.9%
Massachusetts Financial Services Company(7)	2,325,404	6.2%	—	*	4.7%
Fundamental(8)	1,429,676	3.7%	929,676	7.4%	2.9%

Named Executive Officers and Directors
Brian Mariotti(9)	3,653,537	8.9%	2,531,690	20.2%	5.1%
Jennifer Fall Jung(10)	58,360	*	—	*	*
Andrew Perlmutter(11)	740,317	2.0%	—	*	*
Ken Brotman(12)	13,443	*	—	*	*
Gino Dellomo(13)	13,443	*	—	*	*
Charles Denson(14)	174,552	*	16,058	*	*
Diane Irvine(15)	78,835	*	—	*	*
Adam Kriger(16)	45,560	*	16,058	*	*
Sarah Kirshbaum Levy(17)	14,724	*	—	*	*
Michael Lunsford(18)	20,133	*	—	*	*
All executive officers and directors as a group (10 individuals)(19)	4,812,904	12.0%	2,563,806	20.4%	5.6%
*Less than one percent.
(1)  For the reasons described above, in this table, beneficial ownership of common units of FAH, LLC has been reflected as beneficial ownership of our Class A common stock for which such common units may be exchanged. When a common unit is exchanged by a Continuing Equity Owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.
(2) Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or the Company’s certificate of incorporation.
(3) Except as otherwise noted, all shares of Class A common stock shown as beneficially owned represent shares of class A common stock that may be acquired upon the exchange of common units of FAH, LLC for shares of Class A common stock on a one-for-one basis.
(4) Based on information available to the Company and information obtained from a Schedule 13G/A filed on February 16, 2021, ACON ownership includes (a) 8,882,120 common units of FAH, LLC held by ACON Funko Investors, L.L.C., (b) 4,207,513 shares of Class A common stock held by ACON Funko Investors Holdings 1, L.L.C., (c) 1,774,080 shares of Class A common stock held by ACON Funko Investors Holdings 2.5, L.L.C., (d) 4,953,013 shares of Class A common stock held by ACON Funko Investors Holdings 3.5, L.L.C and (e) 4,772 shares of Class A common stock held by ACON Funko Manager, L.L.C. ACON Funko Manager, L.L.C. is (x) the sole manager of, and exercises voting and investment power over shares held by, ACON Funko Investors, L.L.C and (y) the sole managing member of, and exercises voting and investment power over shares held by, ACON Funko Investors Holdings 1, L.L.C., resulting in sole voting and dispositive power over 13,089,633 shares of Class A common stock. ACON Equity GenPar, L.L.C. is the sole managing member of, and exercises voting and investment power over shares held by, each of ACON Funko Investors Holdings 2.5, L.L.C., formerly known as ACON Funko Investors Holdings 2, L.L.C., and ACON Funko Investors Holdings 3.5, L.L.C., formerly known as ACON Funko Investors Holdings 3, L.L.C., resulting in sole voting and dispositive power over 6,727,093 shares of Class A common stock. Voting and investment decisions at ACON Funko Manager, L.L.C. are made by a board of managers, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. Voting and investment decisions at ACON Equity GenPar, L.L.C. are made by an investment committee, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. The address of ACON Funko Investors, L.L.C., ACON Funko Investors Holdings 1, L.L.C., ACON Funko Investors Holdings 2.5, L.L.C., ACON Funko Investors Holdings 3.5, L.L.C., ACON Funko Manager, L.L.C. and ACON Equity GenPar, L.L.C. is 1133 Connecticut Avenue, NW, Suite 700, Washington, D.C. 20036.
(5) Based on information obtained from a Schedule 13G/A filed on February 12, 2021, Fifth Street Station LLC has sole voting and dispositive power over 2,787,824 shares of Class A common stock. The address of Fifth Street Station LLC is 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

(6) Based on information obtained from a Schedule 13G/A filed on February 16, 2021 and as of December 31, 2020, Woodson Capital Master Fund, LP (“Woodson Master”) has shared voting and dispositive power with respect to 2,285,849 shares of Class A common stock, and Woodson Capital General Partner, LLC (“WCGP”), Woodson Capital Management, LP (“WCM”), Woodson Capital GP, LLC (“WCG”) and James Woodson Davis (together with WCGP, WCM, and WCG, the “Woodson Reporting Persons”) have shared voting and dispositive power over all 2,450,000 shares of Class A common stock. James Woodson Davis is the sole managing member of WCG, which is the general partner of WCM. WCM is the investment manager of Woodson Master and WCGP is the general partner of Woodson Master. The address of Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands and the address of the Woodson Reporting Persons is 101 Park Avenue, 48th Floor, New York, New York, 10178.
(7) Based on information obtained from a Schedule 13G/A filed on February 11, 2021, Massachusetts Financial Services Company has sole voting and dispositive power over 2,325,404 shares of Class A common stock. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199.
(8) Based on information obtained from a Schedule 13G/A filed on January 21, 2021 and information available to the Company, Fundamental Capital Partners, LLC (“FCP”), Richard L. McNally, and Kevin G. Keenley have shared dispositive power over 929,676 common units of FAH, LLC and 500,000 shares of Class A common stock of Funko, Inc.; Funko International, LLC had shared voting and dispositive power over 776,538 common units of FAH, LLC and 410,000 shares of Class A common stock of Funko, Inc.; and Fundamental Capital, LLC had shared voting and dispositive power over 163,138 common units of FAH, LLC and 90,000 shares of Class A common stock of Funko, Inc. Funko International, LLC is a Delaware limited liability company; Fundamental Capital, LLC, a Delaware limited liability company, serves as the Manager of Funko International, LLC; FCP, a Delaware limited liability company, serves as the Manager of Fundamental Capital, LLC; Richard L. McNally and Kevin G. Keenley are the sole members of and hold voting membership interests in FCP. The address of FCP, Richard L. McNally, Kevin G. Keenley, Funko International, LLC and Fundamental Capital, LLC is 4 Embarcadero Center, Suite 1400, San Francisco, CA 94111.
(9) Based on information available to the Company and information obtained from a Schedule 13G/A filed on February 12, 2021, Brian Mariotti has sole voting and dispositive power over 22,017 shares of Class A common stock, 3,258,496 common units of FAH, LLC that are currently vested, vested options to purchase 298,283 shares of Class A common stock, 22769 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 51,972 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(10) Jennifer Fall Jung has sole voting and dispositive power over 1,638 shares of Class A common stock, 32,129 options to purchase shares of Class A common stock that are currently vested, 7,684 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 16,869 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(11) Andrew Perlmutter has sole voting and dispositive power over 127, 015 shares of Class A common stock, 126,583 common units of FAH, LLC that are currently vested, 161,529 options to purchase common units of FAH, LLC that are currently vested, vested options to purchase 286,776 shares of Class A common stock, 9,944 restricted stock units that will vest within 60 days of April 9, 2021, and options to purchase 28,470 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(12) Ken Brotman has sole voting and dispositive power over 3,927 options to purchase shares of Class A common stock that are currently vested, 3,616 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 5,900 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(13) Gino Dellomo has sole voting and dispositive power over 3,927 options to purchase shares of Class A common stock that are currently vested, 3,616 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 5,900 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(14) Charles Denson has sole voting and dispositive power over 96,496 shares of Class A common stock, 32,117 common units of FAH, LLC that are currently vested, 36,427 options to purchase shares of Class A common stock that are currently vested, 3,616 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 5,900 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(15) Diane Irvine has sole voting and dispositive power over 2,392 shares of Class A common stock, 66,927 options to purchase shares of Class A common stock that are currently vested, 3,616 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 5,900 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(16) Adam Kriger has sole voting and dispositive power over 32,117 common units of FAH, LLC that are currently vested, 3,616 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 5,900 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(17) Sarah Kirshbaum Levy has sole voting and dispositive power over 1,292 shares of Class A common stock, 3,916 options to purchase shares of Class A common stock that are currently vested, 3,616 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 5,900 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(18) Michael Lunsford has sole voting and dispositive power over 1,592 shares of Class A common stock, 9,025 options to purchase shares of Class A common stock that are currently vested, 3,616 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 5,900 shares of Class A common stock that will vest within 60 days of April 9, 2021.
(19) Includes 252,442 shares of Class A common stock, 3,449,313 common units of FAH, LLC that are currently vested, vested options to purchase 161,529 common units of FAH, LLC, vested options to purchase 745,264 shares of Class A common stock, 65,709 restricted stock units that will vest within 60 days of April 9, 2021 and options to purchase 138,611 shares of Class A common stock that will vest within 60 days of April 9, 2021.

Certain Relationships and Related Person Transactions
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.
Under the policy, the Company’s legal staff is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the Company’s legal staff determines that a transaction or relationship is a related person transaction requiring compliance with the policy, the General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock or our Class B common stock since January 1, 2019. All of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

TAX RECEIVABLE AGREEMENT
On November 1, 2017, we entered into a tax receivable agreement (the “Tax Receivable Agreement”) that provides for the payment by us to the Continuing Equity Owners of 85% of the amount of certain tax benefits, if any, we actually realize, or in some circumstances are deemed to realize, as a result of the redemption and exchange transactions described below in the section titled “FAH LLC Agreement”, including basis adjustments in our share of the tax basis of the assets of FAH, LLC, and certain other tax benefits attributable to payments made under the Tax Receivable Agreement. The applicable basis adjustments (as well as any amounts payable to the Continuing Equity Owners under the Tax Receivable Agreement) will vary depending on a number of factors including the timing of any future redemptions or exchanges, the price of shares of our Class A common stock at the time of any applicable redemptions or exchanges, the extent to which such redemptions or exchanges are taxable, and the amount and timing of our income. These tax benefit payments are not conditioned upon one or more of the Continuing Equity Owners maintaining a continued ownership interest in FAH, LLC. If a Continuing Equity Owner transfers common units of FAH, LLC but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Continuing Equity Owner generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such common units. In general, the Continuing Equity Owners’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without our prior written consent (which should not be unreasonably withheld, conditioned or delayed) and such person’s becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Continuing Equity Owner’s interest therein. During the years ended December 31, 2020 and 2019, we recognized Tax Receivable Agreement liabilities of $1.0 million and $59.0 million, respectively for payments due to the Continuing Equity Owners under the Tax Receivable Agreement. There were $4.6 million and $0.2 million of payments made pursuant to the Tax Receivable Agreement during the year ended December 31, 2020 and 2019, respectively.

FAH LLC AGREEMENT
On November 1, 2017, FAH, LLC amended and restated the FAH LLC Agreement to, among other things, (i) provide for a new single class of common membership interests in FAH, LLC, the common units; (ii) exchange all of the then-existing membership interests of the Original Equity Owners for common units of FAH, LLC; and (iii) appoint the Company as the sole manager of FAH, LLC.
The LLC Agreement also provides that the Continuing Equity Owners may from time to time at each of their options require FAH, LLC to redeem (subject in certain circumstances to time-based vesting requirements) all or a portion of their common units in exchange for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), shares of the Company’s Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq Rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. Simultaneously with the payment of cash or shares of Class A common stock, as applicable, in connection with a redemption or exchange of common units pursuant to the terms of the FAH LLC Agreement, a number of shares of our Class B common stock registered in the name of the redeeming or exchanging Class B common stock owners will be cancelled for no consideration on a one-for-one basis with the number of common units so redeemed or exchanged.
The FAH LLC Agreement also requires that FAH, LLC, at all times, maintain (i) a one-to-one ratio between the number of outstanding shares of Class A common stock and the number of common units of FAH, LLC owned by us and (ii) a one-to-one ratio between the number of shares of Class B common stock owned by the Continuing Equity Owners and the number of common units of FAH, LLC owned by the Continuing Equity Owners.

STOCKHOLDERS AGREEMENT
Pursuant to the Stockholders Agreement between ACON, Fundamental and Brian Mariotti, our Chief Executive Officer, ACON and its permitted transferees (the “ACON Related Parties”) have the right to designate certain of our directors (the “ACON Directors”), which will be three ACON Directors for as long as the ACON Related Parties directly or indirectly, beneficially own, in the aggregate, 35% or more of our Class A common stock; two ACON Directors for so long as the ACON Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 35% but 25% or more of our Class A common stock; and one ACON Director for as long as the ACON Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 25% but at least 15% or more of our Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). In addition, the Stockholders Agreement provides that Fundamental has the right to designate one of our directors (the “Fundamental Director”) until the earlier of (1) Fundamental no longer directly or indirectly, beneficially owns, in the aggregate, at least 10% or more of our Class A common stock (assuming that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (2) October 1, 2018. As of October 1, 2018, Fundamental no longer has a director designation right under the Stockholders Agreement. Each of ACON, Fundamental and Brian Mariotti, our Chief Executive Officer, also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the ACON Directors and Mr. Mariotti for as long as he is our Chief Executive Officer. Additionally, pursuant to the Stockholders Agreement, we have agreed to take all commercially reasonable actions to cause (1) the Board to be comprised of at least seven directors or such other number of directors as our Board may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board; and (4) an ACON Director to be the chairperson of the Board. The Stockholders Agreement allows for the Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board’s fiduciary duties to our stockholders or does not otherwise comply with any requirements of our amended and restated certificate of incorporation or our amended and restated bylaws or the charter for, or related guidelines of, the Board’s nominating and corporate governance committee.
In addition, the Stockholders Agreement provides that for as long as the ACON Related Parties beneficially own, directly or indirectly, in the aggregate, 30% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of ACON and each of its affiliated funds that holds common units of FAH, LLC or our Class A Common Stock, including:
•entering into any transaction or series of related transactions in which any person or group (other than the ACON Related Parties and any group that includes the ACON Related Parties, Fundamental (or certain of its affiliates or permitted transferees) or Mr. Mariotti) acquires, directly or indirectly, in excess of 50% of the then outstanding shares of any class of our or any of our subsidiaries’ capital stock, or following which any such person or group has the direct or indirect power to elect a majority of the members of our board of directors or to replace Funko, Inc. as the sole manager of FAH, LLC (or to add another person as co-manager of FAH, LLC);
•the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding up of us or any of our subsidiaries;
•the sale, lease or exchange of all or substantially all of our and our subsidiaries’ property and assets;
•the resignation, replacement or removal of Funko, Inc. as the sole manager of FAH, LLC, or the appointment of any additional person as a manager of FAH, LLC;
•any acquisition or disposition of our or any of our subsidiaries’ assets for aggregate consideration in excess of $10.0 million in a single transaction or series of related transactions (other than transactions solely between or among us and our direct or indirect wholly owned subsidiaries);
•the creation of a new class or series of capital stock or other equity securities of us or any of our subsidiaries;
•the issuance of additional shares of Class A common stock, Class B common stock, preferred stock or other equity securities of us or any of our subsidiaries other than (i) under any stock option or other equity compensation plan approved by our board of directors or the compensation committee thereof, (ii) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of the Stockholders Agreement and (iii) in connection with any redemption of common units of FAH, LLC pursuant to the FAH LLC Agreement;
•any amendment or modification of our or any of our subsidiaries’ organizational documents, other than the FAH LLC Agreement, which shall be subject to amendment or modification solely in accordance with the terms set forth therein; and
•any increase or decrease of the size of our board of directors.
The Stockholders Agreement will terminate upon the earlier to occur of (1) each of ACON and Fundamental no longer have any right to designate a director as set forth in the Stockholders Agreement, and (2) the unanimous written consent of the parties to the Stockholders Agreement.

REGISTRATION RIGHTS AGREEMENT
In connection with our IPO, we entered into a Registration Rights Agreement with the Original Equity Owners. The Registration Rights Agreement provides ACON with certain “demand” registration rights whereby ACON can require us to register under the Securities Act the offer and sale of shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), upon redemption or exchange of their common units in FAH, LLC. The Registration Rights Agreement also provides for customary “piggyback” registration rights for all parties to the agreement. We have agreed to pay certain expenses of the registration rights holders in connection with the exercise of their registration rights, and that we will indemnify the registration rights holders against certain liabilities which may arise under the Securities Act or other federal or state securities laws.

INDEMNIFICATION AGREEMENTS
Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have entered into indemnification agreements with our executive officers and directors. We also purchased directors’ and officers’ liability insurance.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2020, other than one Form 4 reporting two late transactions for each of Brian Mariotti, Andrew Perlmutter, and Tracy Daw and one Form 4/A reporting one late transaction for Jennifer Fall Jung.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2020, the members of our Compensation Committee were Ken Brotman, Charles Denson and Diane Irvine. None of the members of our Compensation Committee is our current employee. During the fiscal year ended December 31, 2020, none of the relationships required to be disclosed by the rules of the SEC existed aside from those identified herein. See “Certain Relationships and Related Person Transactions” for a description of certain agreements involving ACON Investments where Mr. Brotman is a Managing Partner.
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.

Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2802 Wetmore Avenue, Everett, Washington 98201 in writing not later than December 21, 2021.
Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than the close of business on February 4, 2022 and no later than the close of business on March 6, 2022. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 4, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Funko’s Annual Report on Form 10-K
A copy of Funko’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 9, 2021 without charge upon written request addressed to:
Funko, Inc.
Attention: Secretary
2802 Wetmore Avenue
Everett, Washington 98201

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 at www.funko.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Tracy D. Daw, Senior Vice President, General Counsel and Secretary
Everett, Washington
April 20, 2021

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	
The Board of Directors recommends you vote FOR the election of the below Class I Director nominees:	☐	☐	☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ______________

1. Election of Directors

Nominees

01) Charles Denson   02) Adam Kriger   03) Brian Mariotti

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

NOTE: Transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000506553_1 R1.0.0.177

Funko, Inc.
Annual Meeting of Stockholders
June 4, 2021 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Funko, Inc. hereby appoint(s) Jennifer Fall Jung, Chief Financial Officer, Andrew Perlmutter, President, and Tracy Daw, Senior Vice President, General Counsel and Secretary, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock and/or Class B Common Stock, as applicable, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time on June 4, 2021 virtually at www.virtualshareholdermeeting.com/FNKO2021, and any adjournment, continuation or postponement thereof (the "Annual Meeting").

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the Annual Meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000506553_2 R1.0.0.177